EXHIBIT 10

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, and to the inclusion of our report, dated March 1, 2019, on Separate Account VA FF (comprising, respectively, SecurePath for Life Retirement Income, SecurePath for Life 2015, SecurePath for Life 2020, SecurePath for Life 2025 and SecurePath for Life 2030), for the fiscal year ended December 31, 2018, included in the Statement of Additional Information in Post-Effective Amendment Number 9 to the Registration Statement (Form N-4, No. 333-163878) of Separate Account VA FF.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 30, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Separate Account VA FF of our report dated April 25, 2019, relating to the financial statements of Transamerica Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 25, 2019